UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th Street, Suite 220 – Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of CU Bancorp was held on October 29, 2015. As of September 14, 2015, the record date for the Annual Meeting, there were 16,758,192 shares of CU Bancorp common stock outstanding. At the Annual Meeting, 14,668,859 shares of CU Bancorp common stock, or approximately 87.53% of the eligible voting shares, were represented either in person or by proxy. At the Annual Meeting, the shareholders of CU Bancorp voted on the proposal described below, all of which were approved:

1.	Election of Directors. To elect the twelve (12) nominees named below to the CU Bancorp board of directors to serve until the 2016 annual meeting of shareholders and until their successors are elected and have qualified. The nominees were elected to serve as directors and received the number of votes set forth opposite their respective names:

Name	Shares Voted For	Withheld	Broker Non-Votes
Roberto E. Barragan	10,535,492	121,472	4,011,895
Charles R. Beauregard	10,628,947	28,017	4,011,895
Kenneth J. Cosgrove	10,628,096	28,868	4,011,895
David C. Holman	10,628,947	28,017	4,011,895
K. Brian Horton	10,628,396	28,568	4,011,895
Eric S. Kentor	10,535,492	121,472	4,011,895
Jeffrey J. Leitzinger	10,628,947	28,017	4,011,895
David I. Rainer	10,623,546	33,418	4,011,895
Roy A. Salter	10,565,434	91,530	4,011,895
Daniel F. Selleck	10,534,941	122,023	4,011,895
Charles H. Sweetman	10,529,262	127,702	4,011,895
Kaveh Varjavand	10,628,947	28,017	4,011,895

2.	Ratification of Accountants. To ratify the selection of McGladrey LLP to serve as the independent registered public accounting firm for CU Bancorp for 2015.

This proposal was approved by the votes indicated below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
14,560,164	55,094	53,601	0

3.	Transaction of Other Business. To approve and ratify such other business as may properly come before the CU Bancorp annual meeting and any adjournment or adjournments thereof.

This proposal was approved by the votes indicated below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
10,431,793	3,697,470	539,592	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2015	CU BANCORP

/s/ Anita Wolman
Anita Wolman
Executive Vice President, General Counsel & Corporate Secretary